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                                                                     EXHIBIT 5.2


                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                   Suite 2400
                           600 Peachtree Street, N.E.
                             Atlanta, Georgia 30308

                            Telephone: (404) 815-2400
                            Facsimile: (404) 815-2424


                                December 9, 1999


Board of Directors
Appalachian Bancshares, Inc.
829 Industrial Boulevard
Ellijay, Georgia 30540

         Re:  Registration Statement on Form SB-2 (the "Registration
              Statement")

Ladies and Gentlemen:

         You have requested our opinion, as your counsel, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $11,500,000 aggregate principal amount of Junior Subordinated Debentures (the "Junior Subordinated Debentures") of Appalachian Bancshares, Inc., a Georgia corporation (the "Corporation"), up to $11,500,000 aggregate liquidation amount of Trust Preferred Securities (the "Trust Preferred Securities") of APAB Capital Trust I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Guarantee with respect to the Trust Preferred Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Trust Preferred Securities.

         In rendering this opinion, we have examined the Registration Statement and such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

         Upon the basis of such examination, we advise you that, when:

                  (1) the Registration Statement relating to the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee has become effective under the Act;

                  (2) the Guarantee Agreement relating to the Guarantee with respect to the Trust Preferred Securities of the Issuer has been duly executed and delivered;

                  (3) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

                  (4) the Trust Preferred Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Issuer and issued and delivered as contemplated in the Registration Statement;


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Board of Directors
December 9, 1999
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the Junior Subordinated Debentures and the Guarantee relating to the Trust
Preferred Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, usury laws and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We understand that you have received an opinion regarding the Trust Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Corporation and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.

         Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal and Tax Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         PAUL, HASTINGS, JANOFSKY & WALKER LLP